Exhibit 99.1

PRESS RELEASE

CONTACT:

Vectrus
Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Announces First Quarter 2019 Results

Vectrus Records Organic Revenue Growth and Margin Expansion in
First Quarter 2019

•	In April 2019, Vectrus was awarded a seat on LOGCAP V with CENTCOM and INDOPACOM task orders - positioned for double-digit revenue growth in 2020, assuming normal protest timeline

•	Revenue grew 2% to $326 million; Diluted EPS increased 15% to $0.62; EBITDA margin[1] expanded +60 BPS; EPS includes $0.07 per share of M&A related costs

•	Strong contract bookings in the quarter of $646 million; Total backlog at quarter-end of $3.35 billion

•	Remain on track to achieve full-year 2019 guidance

•	Path toward 5-year goals of $2.5 billion in revenue and 7% EBITDA margin solidified

COLORADO SPRINGS, Colo., May 7, 2019 — Vectrus, Inc. (NYSE:VEC) announced first quarter 2019 financial results for the quarter ended March 29, 2019.

“Vectrus is off to a solid start to the year, with continued strength in bookings, organic growth and margin expansion, solidifying our 5-year path to $2.5 billion in revenue with 7% EBITDA margin,” said Chuck Prow, president and chief executive officer. “Earnings per share in the quarter grew 15% year-over-year on the strength of a 60 basis point expansion in EBITDA margin1 and revenue growth of 2%. We achieved this growth while incurring transaction costs associated with our M&A activities, including the acquisition of certain mission IT contracts, and while phasing in new business won in 2018. Our wins in the quarter yielded continued growth in backlog and further diversified our portfolio. Based on our current momentum, we expect bookings for the full-year 2019 to remain strong. Finally, we were honored to receive a seat on the LOGCAP V contract and both the CENTCOM and INDOPACOM task orders. This award solidifies our position and revenue base in CENTCOM and expands our presence in the Indo-Pacific region. With a solid balance sheet and having validated our strategy to transform Vectrus into a higher value, differentiated platform, we are positioned to continue execution on our organic and inorganic growth strategy. The combination of new contracts won to date and the LOGCAP V awards positions us to deliver double-digit revenue growth in 2020, assuming normal protest cycles."

Exhibit 99.1

First Quarter 2019 Results

First quarter 2019 revenue of $326 million, increased $5.4 million or 2% compared to first quarter 2018. The increased revenue was attributable mainly to increases from Middle East and European programs. During the quarter, Vectrus acquired mission IT contracts that further enhance our capabilities in cyber operations and software and technology deployment.

Operating income was $10.4 million or 3.2% operating margin for the first quarter 2019, compared to $8.7 million or 2.7% in first quarter 2018.

First quarter 2019 diluted EPS were $0.62 compared to $0.54 in first quarter 2018.

Net cash used in operating activities for the quarter ended March 29, 2019 was $6.4 million, a $5.3 million improvement compared to first quarter 2018. Days sales outstanding (DSO) was 66 days in the first quarter of 2019.

Total debt at March 29, 2019 was of $74.0 million, which was down $4.0 million from $78.0 million at March 30, 2018. Cash at quarter-end was $48.2 million. As of March 29, 2019, total consolidated indebtedness to consolidated EBITDA (total leverage ratio) was 1.20x to 1.00x.

Total backlog at March 29, 2019 was $3.35 billion and funded backlog was $1.1 billion

“Our first quarter results demonstrate the increasing power of Vectrus’ strategy and operating model, driving revenue growth and profitability expansion even while investing in new contract startups and absorbing M&A transaction costs. While we expect these contract startups will put pressure on first-half 2019 profit, we remain confident in our full-year 2019 guidance," said Bill Noon, acting chief financial officer of Vectrus. "Our backlog is growing through new wins and re-competes, demonstrated by year-over-year and sequential improvements. Additionally, our award momentum has continued into the second quarter with year-to-date wins totaling $2.2 billion, including contracts under protest. With a strong balance sheet in place to support the execution of our strategic plan and uncertainty removed from our revenue outlook, we are off to a solid start in 2019.”

Reiterating 2019 Guidance

Mr. Prow continued, “Our primary focus for 2019 is strategic execution of our growth and performance improvement initiatives. Our contract wins and strong momentum in backlog support continued sustained growth. The CENTCOM and INDOPACOM task orders will give Vectrus a presence across all 24 time zones and provide a ten-year platform for organic growth. Additionally, our solid balance sheet, combined with revenue certainty from the LOGCAP V award, positions Vectrus to pursue inorganic growth opportunities.”

Exhibit 99.1

Mr. Prow concluded, “Execution of our performance improvement activities, known as Enterprise Vectrus, remains a priority and continues to mature. Enterprise Vectrus encompasses several initiatives focused on process improvement, technology insertion, supply chain and program performance enhancements. Central to our margin expansion strategy are: focused execution of Enterprise Vectrus; volume growth; shaping our contract and client mix; and technology insertion. In our mission to support our servicemen and women in their critical duties around the world, Vectrus continues to advance our capabilities and our competitive profile to further differentiate the company as an innovator in the emerging converged infrastructure market.”

Vectrus’ 2019 guidance ranges are included in the table below and assume interest expense of $4.7 million, operational capital expenditures of approximately $8.5 million, depreciation and amortization expense of $4.1 million, mandatory debt payments of $4.5 million, a tax rate of 21 percent and weighted average diluted shares outstanding of 11.5 million at December 31, 2019.

$ millions, except for operating margin, EBITDA margin, and per share amounts	2019 Guidance			2019 Mid
Revenue	$1,300	to	$1,330	$1,315
Operating Margin	3.8%	to	4.2%	4.0%
EBITDA Margin	4.1%	to	4.5%	4.3%
Net Income	$35.3	to	$40.4	$37.9
Diluted EPS [2]	$3.07	to	$3.51	$3.29
Net Cash Provided by Operating Activities	$40.0	to	$46.0	$43.0

The Company notes that forward-looking statements of future performance made in this release, including 2019 guidance, 2020 revenue growth, the LOGCAP V award and CENTCOM and INDOPACOM task orders and the five-year growth plan are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

First Quarter 2019 Conference Call

Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, May 7, 2019. U.S.-based participants may dial in to the conference call at 855-327-6837, while international participants may dial 631-891-4304. For all other listeners, a live webcast of the conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com. An accompanying slide presentation will also available on the Vectrus Investor Relations website.
A replay of the call will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through May 21, 2019, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 10006600.
Footnotes:

1 See appendix for reconciliation.

2 2019 EPS guidance is calculated using estimated weighted average diluted common shares outstanding for the year ending

Exhibit 99.1

December 31, 2019 of 11.5 million.

About Vectrus
Vectrus is a leading global government services company with a history in the services market that dates back more than 70 years. The company provides facility and base operations; supply chain and logistics services; information technology mission support; and engineering and digital technology services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships and a strong commitment to their customers’ mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 129 locations in 22 countries. In 2018, Vectrus generated sales of $1.3 billion. To learn about career opportunities at Vectrus, visit www.vectrus.com/careers. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2019 Guidance above about our revenue, operating margin, net income, diluted EPS and net cash provided by operating activities for 2019 and other assumptions contained therein for purposes of such guidance, other statements about our five-year growth plan, revenue (including 2020 revenue) and DSO, our credit facility, debt payments, expense savings, contract opportunities, bids and awards, including the LOGCAP V award, and CENTCOM and INDOPACOM task orders, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our mix of cost-plus, cost-reimbursable, and firm-fixed price contracts; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; including protests of the LOGCAP V award and CENTCOM and INDOPACOM task orders; any acquisitions, investments or joint ventures, including the integration of SENTEL Corporation into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations; changes in, or delays in the completion of, U.S. or international government budgets or government shutdowns; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental

Exhibit 99.1

investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606); accounting estimates made in connection with our contracts; the adequacy of our insurance coverage; the volatility of our stock price; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2018 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended
	March 29,	March 30,
(In thousands, except per share data)	2019	2018
Revenue	$325,928	$320,516
Cost of revenue	295,596	294,050
Selling, general and administrative expenses	19,919	17,795
Operating income	10,413	8,671
Interest (expense) income, net	(1,575)	(1,164)
Income from operations before income taxes	8,838	7,507
Income tax expense	1,747	1,396
Net income	$7,091	$6,111

Earnings per share
Basic	$0.63	$0.55
Diluted	$0.62	$0.54
Weighted average common shares outstanding - basic	11,292	11,146
Weighted average common shares outstanding - diluted	11,399	11,338

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29,	December 31,
(In thousands, except share information)	2019	2018
Assets	(unaudited)
Current assets
Cash	$48,174	$66,145
Receivables	244,116	232,119
Other current assets	13,938	15,063
Total current assets	306,228	313,327
Property, plant, and equipment, net	14,961	13,419
Goodwill	233,619	233,619
Intangible assets, net	14,559	8,630
Right-of-use assets	19,627	—
Other non-current assets	4,075	3,248
Total non-current assets	286,841	258,916
Total Assets	$593,069	$572,243
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$143,837	$156,393
Compensation and other employee benefits	48,607	41,790
Short-term debt	5,000	4,500
Other accrued liabilities	37,193	22,303
Total current liabilities	234,637	224,986
Long-term debt, net	67,736	69,137
Deferred tax liability	54,049	55,358
Other non-current liabilities	8,403	1,462
Total non-current liabilities	130,188	125,957
Total liabilities	364,825	350,943
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 11,352,107 and 11,266,906 shares issued and outstanding as of March 29, 2019 and December 31, 2018, respectively	114	113
Additional paid in capital	72,764	71,729
Retained earnings	159,966	152,616
Accumulated other comprehensive loss	(4,600)	(3,158)
Total shareholders' equity	228,244	221,300
Total Liabilities and Shareholders' Equity	$593,069	$572,243

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 29,	March 30,
(In thousands)	2019	2018
Operating activities
Net income	$7,091	$6,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	788	403
Amortization of intangible assets	571	406
Loss on disposal of property, plant, and equipment	—	40
Stock-based compensation	1,462	1,415
Amortization of debt issuance costs	99	106
Changes in assets and liabilities:
Receivables	(12,650)	(37,042)
Other assets	94	(1,164)
Accounts payable	(11,367)	9,497
Deferred taxes	(1,090)	(827)
Compensation and other employee benefits	6,724	5,788
Other liabilities	1,892	3,630
Net cash used in operating activities	(6,386)	(11,637)
Investing activities
Purchases of capital assets and intangibles	(9,886)	(73)
Acquisition of business, net of cash acquired	—	(37,210)
Net cash used in investing activities	(9,886)	(37,283)
Financing activities
Repayments of long-term debt	(1,000)	(1,000)
Proceeds from revolver	48,000	31,000
Repayments of revolver	(48,000)	(31,000)
Proceeds from exercise of stock options	602	1,309
Payments of employee withholding taxes on share-based compensation	(683)	(785)
Net cash used in financing activities	(1,081)	(476)
Exchange rate effect on cash	(618)	690
Net change in cash	(17,971)	(48,706)
Cash-beginning of year	66,145	77,453
Cash-end of period	$48,174	$28,747
Supplemental disclosure of cash flow information:
Interest paid	$988	$991
Income taxes (refunded) paid	$(296)	$198
Non-cash investing activities:
Purchase of capital assets on account	$(966)	$—

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider EBITDA and EBITDA margin to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.

EBITDA and EBITDA margin, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net income and diluted EPS as determined in accordance with GAAP. Reconciliations of these items are provided below.

"EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization.

"EBITDA margin" is defined as EBITDA divided by revenue.

(In thousands), except operating margin and EBITDA margin	Three months ended
	March 29,	March 30,
	2019	2018
Revenue	$325,928	$320,516

Operating Income	$10,413	$8,671
Add:
Depreciation and Amortization	$1,359	809

EBITDA	$11,772	$9,480
EBITDA %	3.6%	3.0%

Exhibit 99.1

SUPPLEMENTAL INFORMATION
Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client	Three Months Ended
	March 29,	% of Total	March 30,	% of Total
(In thousands)	2019		2018
Army	226,692	69%	237,847	74%
Air Force	67,931	21%	65,255	20%
Navy	15,110	5%	8,357	3%
Other	16,195	5%	9,057	3%
Total revenue	$325,928		$320,516

Revenue by Contract Type	Three Months Ended
	March 29,	% of Total	March 30,	% of Total
(In thousands)	2019		2018
Cost-plus and cost-reimbursable ¹	251,478	77%	230,208	72%
Firm-fixed-price	74,450	23%	90,308	28%
Total revenue	$325,928		$320,516

¹ Includes time and material contracts

Revenue by Contract Relationship	Three Months Ended
	March 29,	% of Total	March 30,	% of Total
(In thousands)	2019		2018
Prime contractor	307,058	94%	301,028	94%
Subcontractor	18,870	6%	19,488	6%
Total revenue	$325,928		$320,516

Revenue by Geographic Region	Three Months Ended
	March 29,	% of Total	March 30,	% of Total
(In thousands)	2019		2018
Middle East	226,416	69%	219,880	69%
United States	71,410	22%	73,788	23%
Europe	28,102	9%	26,848	8%
Total revenue	$325,928		$320,516
Source: Vectrus, Inc.